Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS; PROVIDES FISCAL YEAR 2008 GUIDANCE

RUTLAND, VERMONT (June 18, 2007)—Casella Waste Systems, Inc. (Nasdaq: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the fourth quarter and its 2007 fiscal year, and gave guidance on its expected performance for its 2008 fiscal year.

Fourth Quarter Results

For the quarter ended April 30, 2007, the company reported revenues of $130.3 million, up $6.1 million or 4.9 percent over the same quarter last year. The company’s net loss per common share was ($0.80), versus earnings per share of $0.07 in the same quarter last year. The net loss per share reflects the following non-recurring charges: an impairment charge of $26.9 million for the closure of the Hardwick landfill, development project charges of $0.8 million for the write-off of abandoned landfill and composting acquisitions, loss on the sale of Holliston, MA transfer station amounting to $0.7 million, bad debt of $0.5 million, and $0.4 million of severance costs for the Massachusetts’ market-area restructuring. Excluding these non-recurring charges, the net loss for the quarter amounted to ($1.8) million or ($0.07) per common share.

Operating loss for the quarter was ($19.9) million, reflecting the impact of the non-recurring charges noted above, versus operating income of $10.2 million in the fourth quarter last year. Cash provided by operating activities in the quarter was $25.7 million. The company’s earnings before interest, taxes, depreciation and amortization, Hardwick impairment and closing charge, and development project charges (EBITDA*) were $25.2 million, unchanged from the same quarter last year.

Revenue growth for the quarter ended April 30, 2007 compared to the quarter ended April 30, 2006 was 4.9%.  Revenues declined by 2.4% year over year in solid waste operations, while FCR had year over year revenue growth of 25.1%.  Pricing was up 2.9% in the solid waste operations, while volumes declined 5.8% year over year.  The 5.8% volume decline in solid waste operations was driven by a 5.1% reduction in lower margin hauling and transfer volumes and a 0.4% decline due to the closure of the Hardwick landfill.  Over 60% of the 5.1% loss of hauling and transfer volumes is associated with the strategic realignment of assets in the South Eastern Region away from construction & demolition (C&D) business to higher margin municipal solid waste (MSW) business centered around the Southbridge landfill.  Despite lower hauling and transfer volumes, solid waste gross margins were improved by keeping operating costs down.

Fiscal 2007 Results

For the fiscal year ended April 30, 2007, the company reported revenues of $547.0 million, up $31.8 million or 6.2 percent over fiscal year 2006. The fiscal year net loss per common share was ($0.85) versus earnings per share of $0.30 in the previous fiscal year. Excluding the non-recurring charges from the fourth quarter, fiscal year 2007 net loss amounted to ($3.0) million or ($0.12) per common share.

Operating income for the year was $12.2 million, reflecting the impact of the non-recurring charges noted above, versus $42.6 million for fiscal year 2006. The company’s EBITDA* for the twelve-month period were $111.6 million versus $108.4 million for fiscal year 2006.

The company also announced that cash provided by operating activities for fiscal year 2007 was $81.5 million, and that the company’s free cash flow* for fiscal year 2007 was ($20.0) million; as of April 30, 2007, the company had cash on hand of $12.4 million, and had an outstanding total debt level of $477.4 million.

“This past fiscal year was challenging.  We faced a weakening economy in the Northeast and the broad impacts from the construction slowdown,” John W. Casella, chairman and CEO of Casella Waste Systems, said. “Our people responded well in this difficult environment and the business remained stable because of our strong focus on profitable revenue growth, cost reductions, and operational improvements.”

“Despite the economic slowdown, our pricing discipline remained strong,” Casella said. “We have invested significant capital in developing landfill capacity during the past four years and we continue to be focused on generating appropriate returns on this investment.”

“The regional economy is stronger to date this spring.  We experienced a healthy seasonal increase in business during May, which we did not see in the first quarter last year,” Casella said.  “Our roll-off pulls increased 7.7% over last May and C&D landfill volumes are up.”

More detailed financial results are contained in the tables accompanying this release.

2007 Highlights

“During fiscal year 2007, we made great progress on our long-term landfill development growth initiative,” Casella said. “In light of this progress, we began to shift our business focus during the fourth quarter towards cost reductions and profitable revenue growth all aimed to improve shareholder returns and repay debt.  The restructuring of operations in the Massachusetts and Maine markets to a market-area management structure is an example of our focus on improving customer service and our business model.”

“Highlights of the fiscal year include:

•                                          “the company executed an amended contract with the Town of Southbridge, Massachusetts on May 29th that allows the company to seek approvals to convert the company’s landfill from C&D residuals to MSW and to increase the annual tonnage to

                                                405,000 tons per year of MSW from the current permitted level of 180,960 tons per year of C&D;

•                                          “the company was issued a new permit at the Hyland MSW landfill in New York to increase the annual tonnage by 76,500 tons and to add 6.3 million tons to the site airspace; in addition, the company was issued a permit to increase the airspace at the Hake’s C&D landfill in New York by 3.7 million tons;

•                                          “total company-wide permitted and permittable disposal capacity is now at 94.1 million tons, up from 29.6 million tons at the end of fiscal 2003;

•                                          “our internalization rate rose 170 basis points to 58.3 percent for the fiscal year;

•                                          “we acquired 13 solid waste collection and recycling companies in fiscal 2007; and

•                                          “on April 30, 2007, we completed the sale of the assets of the Holliston transfer station for cash sale proceeds of $7.4 million; this sale is part of the plan announced during the fourth quarter of fiscal year 2007 to divest, swap, or close underperforming non-strategic operations amounting to $22.0 million of annual revenues.”

Fiscal 2008 Outlook

The company also announced its guidance for its fiscal year 2008, which began May 1, 2007.

For the fiscal year 2008, the company estimates results in the following ranges:

•                                          Revenues between $560.0 million and $580.0 million;

•                                          EBITDA* between $114.0 million and $118.0 million;

•                                          Capital expenditures between $72.0 million and $76.0 million; and

•                                          Free cash flow* between $(2.0) million and $6.0 million.

The company said the following assumptions are built into its fiscal year 2008 outlook:

•                                          Zero-growth in the regional economy;

•                                          In the solid waste business, price growth of 3.0 percent, with overall volumes slightly down;

•                                          In the recycling business, positive price growth, with flat volumes;

•                                          Minor modification to Chemung County landfill permit in fourth quarter, increasing annual permitted MSW by 60,000 tons per year;

•                                          Focus on reducing costs through the following initiatives: market-area consolidations, productivity enhancements, maintenance standardization, and procurement rationalization; and

•                                          No major acquisitions.

Free cash flow of $(2.0) million to $6.0 million is based on cash provided by operating activities of  $68.0 million to $72.0 million, less estimated maintenance capital expenditures of

$60.0 million, growth capital expenditures of $12.0 to $16.0 million, and other balance sheet changes.

Casella Waste Systems, headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal and recycling services primarily in the eastern United States.

For further information, contact Richard Norris, chief financial officer; Ned Coletta, director of investor relations; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Tuesday, June 19, 2007 at 10:00 a.m. ET.  Interested investors can participate by dialing (913) 312-6669 at least 10 minutes prior to the start of the conference call.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the company’s website, or by calling 719-457-0820 or 888-203-1112 (conference code #5445121), until 11:59 p.m. ET on Tuesday, June 26, 2007.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization, Hardwick impairment and closing charge, and development project charges (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company "believes," “estimates,” "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, financial guidance, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; continuing weakness in general economic conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; waste volumes may be below expectations, and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including risk factors in our Form 10-K for the fiscal year ended April 30.

(tables follow)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2006	2007	2006	2007

Revenues	$124,125	$130,255	$515,172	$546,990

Operating expenses:
Cost of operations (1)	83,748	87,090	339,945	360,652
General and administration (1)	15,194	17,973	66,880	74,730
Depreciation and amortization	14,971	17,431	64,383	71,740
Hardwick impairment and closing charge	—	26,892	—	26,892
Development project charges	—	752	1,329	752
	113,913	150,138	472,537	534,766

Operating income (loss)	10,212	(19,883)	42,635	12,224

Other expense/(income), net:
Interest expense, net	8,401	10,135	31,287	38,859
(Income) loss from equity method investments	(980)	927	(5,742)	(1,051)
Other income (1)	(216)	(221)	(1,880)	(572)
	7,205	10,841	23,665	37,236

Income (loss) from continuing operations before income taxes and discontinued operations	3,007	(30,724)	18,970	(25,012)
(Benefit) provision for income taxes	146	(12,313)	7,306	(8,481)

(Loss) income from continuing operations before discontinued operations	2,861	(18,411)	11,664	(16,531)

Discontinued Operations:
Loss from discontinued operations, net of income taxes (2)	(309)	(246)	(560)	(635)
Loss on disposal of discontinued operations, net of income taxes (2)	—	(717)	—	(717)

Net (loss) income	2,552	(19,374)	11,104	(17,883)

Preferred stock dividend	870	914	3,432	3,588

Net (loss) income available to common stockholders	$1,682	$(20,288)	$7,672	$(21,471)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,681	25,318	25,368	25,272

Net (loss) income per common share	$0.07	$(0.80)	$0.30	$(0.85)

EBITDA (3)	$25,183	$25,192	$108,347	$111,608

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	April 30,
	2006	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,425	$12,363
Restricted cash	72	73
Accounts receivable - trade, net of allowance for doubtful accounts	55,359	60,517
Other current assets	16,118	20,320

Total current assets	78,974	93,273

Property, plant and equipment, net of accumulated depreciation	474,292	487,621
Goodwill	171,258	173,350
Intangible assets, net	2,762	2,217
Restricted cash	17,887	12,734
Investments in unconsolidated entities	44,491	49,969
Other non-current assets	21,447	13,402

	$811,111	$832,566

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$527	$1,215
Current maturities of capital lease obligations	1,061	1,104
Series A redeemable, convertible preferred stock (4)	—	74,018
Accounts payable	45,770	52,371
Other accrued liabilities	47,407	57,917
Total current liabilities	94,765	186,625

Long-term debt, less current maturities	452,720	476,225
Capital lease obligations, less current maturities	1,747	650
Other long-term liabilities	41,959	39,570

Series A redeemable, convertible preferred stock	70,430	—

Stockholders’ equity	149,490	129,496

	$811,111	$832,566

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Twelve Months Ended
	April 30,	April 30,
	2006	2007
Cash Flows from Operating Activities:
Net (loss) income	$11,104	$(17,883)
Loss from discontinued operations, net	560	635
Loss on disposal of discontinued operations, net	—	717
Adjustments to reconcile net (loss) income to net cash provided by operating activities—
Depreciation and amortization	64,383	71,740
Depletion of landfill operating lease obligations	6,284	7,021
Hardwick impairment and closing charge	—	26,892
Development project charges	1,329	752
Income from equity method investments	(5,742)	(1,051)
Gain on sale of equipment	(105)	(806)
Stock-based compensation	—	702
Deferred income taxes	4,984	(11,246)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(7,147)	4,059
	63,986	98,063
Net Cash Provided by Operating Activities	75,650	81,532
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(19,691)	(2,750)
Additions to property, plant and equipment—growth	(47,474)	(36,738)
—maintenance	(65,369)	(65,435)
Payments on landfill operating lease contracts	(10,539)	(4,995)
Proceeds from divestitures	—	7,383
Restricted cash from revenue bond issuance	(5,469)	5,535
Other	(508)	(1,788)
Net Cash Used In Investing Activities	(149,050)	(98,788)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	208,997	267,525
Principal payments on long-term debt	(136,411)	(244,750)
Deferred financing costs	(768)	(582)
Proceeds from exercise of stock options	2,200	1,608
Net Cash Provided by Financing Activities	74,018	23,801
Cash Used in Discontinued Operations	(1,771)	(1,607)
Net increase in cash and cash equivalents	(1,153)	4,938
Cash and cash equivalents, beginning of period	8,578	7,425
Cash and cash equivalents, end of period	$7,425	$12,363

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Note 1:     The Company has made reclassifications in the Company’s Statements of Operations to conform prior year information with the Company’s current period presentation.

Note 2:     The company divested the assets of the Holliston Transfer Station (“Holliston Transfer”) during the quarter ended April 30, 2007.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of Holliston Transfer have been reclassified from continuing to discontinued operations for the fiscal years ended April 30, 2006 and 2007.

Note 3:     Non - GAAP Financial Measures

        In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes, depreciation and amortization, Hardwick impairment and closing charge and development project charges) and Free Cash Flow, which are non-GAAP measures.

       These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to net cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Note 4:      The Company’s Series A redeemable, convertible preferred stock (“Series A preferred) contains a mandatory redemption provision effective August 11, 2007.  As the Company does not anticipate that the Series A preferred will be converted to Class A Common Stock by the redemption date, the Company has reflected the redemption value of the Series A preferred as a current liability at April 30, 2007.

       Following is a reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2006	2007	2006	2007

Net Cash Provided by Operating Activities	$13,207	$25,729	$75,650	$81,532

Changes in assets and liabilities, net of effects of acquisitions and divestitures	5,912	(8,249)	7,147	(4,059)
Deferred income taxes	(972)	11,710	(4,984)	11,246
Stock-based compensation	—	(191)	—	(702)
Excess tax benefit on the exercise of stock options	—	(145)	—	—
Provision for income taxes	146	(12,313)	7,306	(8,481)
Interest expense, net	8,401	10,135	31,287	38,859
Depletion of landfill operating lease obligations	(1,633)	(1,478)	(6,284)	(7,021)
Gain on sale of equipment	338	215	105	806
Other income	(216)	(221)	(1,880)	(572)
EBITDA	$25,183	$25,192	$108,347	$111,608

       Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2006	2007	2006	2007

EBITDA	$25,183	$25,192	$108,347	$111,608
Add (deduct): Cash interest	(13,657)	(14,943)	(29,563)	(36,040)
Capital expenditures	(25,325)	(24,972)	(112,843)	(102,173)
Cash taxes	13	(468)	(1,286)	(2,708)
Depletion of landfill operating lease obligations	1,633	1,478	6,284	7,021
Change in working capital, adjusted for non-cash items	(1,585)	13,855	(9,131)	2,252

FREE CASH FLOW	(13,738)	142	(38,192)	(20,040)

Add (deduct): Capital expenditures	25,325	24,972	112,843	102,173
Other	1,620	615	999	(601)
Net Cash Provided by Operating Activities	$13,207	$25,729	$75,650	$81,532

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2006	2007	2006	2007
Collection	$60,552	$61,202	$253,282	$260,951
Landfill / disposal facilities	23,874	23,875	97,801	106,465
Transfer	7,708	5,785	33,638	30,892
Recycling	31,991	39,393	130,451	148,682
Total revenues	$124,125	$130,255	$515,172	$546,990

Components of revenue growth for the three months ended April 30, 2007 compared to the three months ended April 30, 2006:

		Percentage
Solid Waste Operations (1)	Price	2.9%
	Volume	-5.8%
	Solid waste commodity price and volume	0.5%
Total growth - Solid Waste Operations		-2.4%

FCR Operations (1)	Price	23.3%
	Volume	1.8%
Total growth - FCR Operations		25.1%

Rollover effect of acquisitions (as a percentage of total revenues)		0.7%

Total revenue growth		4.9%

(1) - Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2006	2007	2006	2007
North Eastern region	59.2%	57.8%	57.8%	56.5%
South Eastern region	38.6%	41.4%	40.4%	42.1%
Central region	79.8%	78.5%	79.2%	77.7%
Western region	50.7%	53.3%	44.2%	49.8%
Solid Waste Operations	58.8%	60.2%	56.6%	58.3%

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2006	2007	2006	2007
Revenues	$46,722	$40,758	$178,744	$186,284
Net income (loss)	2,079	(1,191)	11,714	4,227
Cash flow from operations	16,579	1,435	29,190	14,511
Net working capital changes	12,301	(348)	10,027	(406)
EBITDA	$4,278	$1,783	$19,163	$14,917

As a percentage of revenue:

Net income	4.4%	-2.9%	6.6%	2.3%
EBITDA	9.2%	4.4%	10.7%	8.0%

Components of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2006	2007	2006	2007
Growth Capital Expenditures:
Landfill Development	$5,868	$8,084	$33,202	$22,849
Boston MRF Building	—	—	5,998	—
MRF Equipment Upgrades	3,290	1,971	3,290	8,209
Other	1,764	1,537	4,984	5,680
Total Growth Capital Expenditures	10,922	11,592	47,474	36,738

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	2,250	5,688	25,228	27,075
Landfill Construction & Equipment	9,043	5,649	31,812	32,500
Facilities	2,220	1,597	6,480	4,224
Other	890	446	1,849	1,636
Total Maintenance Capital Expenditures	14,403	13,380	65,369	65,435

Total Capital Expenditures	$25,325	$24,972	$112,843	$102,173

(1)             The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.